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                                                                       EXHIBIT 5


                                January 13, 1999




Regal Cinemas, Inc.
7132 Commercial Park Drive
Knoxville, Tennessee  37918

Ladies and Gentlemen

         We have acted as counsel to Regal Cinemas, Inc., a Tennessee corporation (the "Issuer"), in connection with the preparation and filing by the Issuer of a Registration Statement on Form S-4 (Registration No. 333-69943) (the "Registration Statement") filed with the Securities and Exchange Commission on December 30, 1998 under the Securities Act of 1933, as amended (the "Act"), relating to the Issuer's $200,000,000 aggregate principal amount of 8 7/8% Senior Subordinated Debentures due 2010 (the "Debentures") that may be issued in exchange for a like principal amount of the issued and outstanding 8 7/8% Senior Subordinated Debentures due 2010 (the "Old Debentures") of the Issuer. The Issuer proposes to offer, upon the terms set forth in the prospectus contained in the Registration Statement, to exchange $1,000 principal amount of Debentures for each $1,000 principal amount of Old Debentures (the "Exchange Offer"). The Debentures will be issued under the Indenture (the "Indenture"), dated as of December 16, 1998, by and among the Issuer and IBJ Whitehall Bank & Trust Company (formerly IBJ Schroder Bank & Trust Company), as trustee (the "Trustee"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein as so defined.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of the Debentures set forth in the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have

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also assumed (i) the due organization and existence of the Issuer, (ii) that the
Issuer has the requisite corporate power and authority to enter into and perform its obligations under the Indenture and (iii) that the Issuer has duly authorized, executed and delivered the Indenture. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Debentures have been duly authorized by the Issuer for issuance and, when executed by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered in exchange for the Old Debentures in accordance with the Exchange Offer, will be legal, valid and binding obligations of the Issuer, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         The opinion expressed herein is limited to the laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.



                                           Very truly yours,

                                           /s/ WEIL, GOTSHAL & MANGES LLP




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